Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-74245, 333-39450, 333-67720, 333-130135 and 333-136065) pertaining to the 1998 Stock Incentive Plan of GeoGlobal Resources Inc., of our report dated June 5, 2008 with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007

"KPMG LLP" (signed)

Calgary, Canada
June 5, 2008